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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our reports dated July 24, 1998 and October 21, 1998 relating to the combined financial statements and the pro forma combined statement of income, respectively, of Conoco, which appear in the prospectus of Conoco Inc. dated October 21, 1998 as filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933. We also consent to the references to us under the caption "Experts" in the Prospectus constituting part of this Registration Statement on Form S-3.

PRICEWATERHOUSECOOPERS LLP

Houston, Texas
February 11, 1999